UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  March 19, 2013

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2013, the Board of Directors of Atwood Oceanics, Inc. appointed a new director to the Board to fill an existing vacancy created by the increase in the size of the Board of Directors.  The new director, Mr. Jeffrey A. Miller, was elected to the Board upon the recommendation of the Company’s Nominating and Corporate Governance Committee.  Mr. Miller will serve on the Company’s Audit Committee, the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee.

Mr. Miller currently serves as the Executive Vice President and Chief Operating Officer of Halliburton.  Previously, Mr. Miller held a number of positions at Halliburton, including most recently as Senior Vice President of Global Business Development and Marketing, responsible for strategic account management, sales and marketing.  He also served as Senior Vice President of Halliburton’s Gulf of Mexico Region; Vice President of Halliburton’s Baroid business line; Country Vice President for Indonesia; and Country Vice President for Angola.  Prior to his service at Halliburton, Mr. Miller began his career with Arthur Andersen LLP.  Mr. Miller holds a MBA from Texas A&M University, a BS – Agriculture and Business from McNeese State University and is a licensed Certified Public Accountant.

Item 9.01                      Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ Mark L. Mey Mark L. Mey Senior Vice President

DATE: March 19, 2013